                                    PAGE 1
                               State of Delaware

                       Office of the Secretary of State

I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THAT "PRINCE AGRIPRODUCTS, INC." IS DULY INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE AND IS IN GOOD STANDING AND HAS A LEGAL CORPORATE EXISTENCE NOT HAVING BEEN CANCELLED OR DISSOLVED SO FAR AS THE RECORDS OF THIS OFFICE SHOW AND IS DULY AUTHORIZED TO TRANSACT BUSINESS.

THE FOLLOWING DOCUMENTS HAVE BEEN FILED: CERTIFICATE OF INCORPORATION, FILED THE NINETEENTH DAY OF MARCH, A.D. 1963, AT 10 O'CLOCK A.M.

CERTIFICATE OF AMENDMENT, FILED THE TENTH DAY OF DECEMBER, A.D. 1964, AT 10 O'CLOCK A.M.

CERTIFICATE OF AMENDMENT, CHANGING ITS NAME FROM "SOUTHWESTERN SUGAR AND MOLASSES COMPANY" TO "INTERMOL LIMITED", FILED THE THIRTIETH DAY OF MARCH, A.D. 1970, AT 10 O'CLOCK A.M.

CERTIFICATE OF AMENDMENT, CHANGING ITS NAME FROM "INTERMOL LIMITED" TO "NAMOLCO MINERALS, INC.", FILED THE NINETEENTH DAY OF FEBRUARY, A.D. 1976, AT 10 O'CLOCK A.M.

CERTIFICATE OF OWNERSHIP, FILED THE TWENTY-SIXTH DAY OF DECEMBER, A.D. 1978, AT 10 O'CLOCK A.M.

CERTIFICATE OF AMENDMENT, CHANGING ITS NAME FROM "NAMOLCO

                                State of Delaware
                        Office of the Secretary of State

MINERALS, INC." TO "PRINCE AGRIPRODUCTS, INC.", FILED THE TWENTY-FIFTH DAY OF FEBRUARY, A.D. 1981, AT 10 O'CLOCK A.M.

AND I DO HEREBY FURTHER CERTIFY THAT THE AFORESAID CERTIFICATES ARE THE ONLY CERTIFICATES ON RECORD OF THE AFORESAID CORPORATION.

AND I DO HEREBY FURTHER CERTIFY THAT THE ANNUAL REPORTS HAVE BEEN FILED TO DATE.

AND I DO HEREBY FURTHER CERTIFY THAT THE FRANCHISE TAXES HAVE BEEN PAID TO DATE.

                                          /s/ Edward J. Freel
                                          Edward J. Freel, Secretary of State

I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF INCORPORATION OF "SOUTHWESTERN SUGAR AND MOLASSES COMPANY", FILED IN THIS OFFICE ON THE NINETEENTH DAY OF MARCH, A.D.
                           1963, AT 10 O'CLOCK A.M.


                               /s/ Edward J. Freel
                               Edward J. Freel, Secretary of State

                          CERTIFICATE OF INCORPORATION
                                       OF

                     SOUTHWESTERN SUGAR AND MOLASSES COMPANY




        FIRST. The name of the corporation is Southwestern Sugar and Molasses Company,

        SECOND. Its principal office in the State of Delaware is located at No. 100 West Tenth Street, in the City of Wilmington, County of NEW Castle. The name and address of its resident agent is The Corporation Trust Company, No. 100 West Tenth Street, Wilmington 99, Delaware.

        THIRD. The nature of the business, or objects or purposes to be transacted, promoted or carried on are:

          (1) To manufacture, process, purchase, or otherwise acquire, hold, store, warehouse, own, use, sell, import, export, transport, dispose of or otherwise trade or deal in and deal with goods, wares, merchandise and agricultural commodities of all kinds including by-products derived directly or indirectly therefrom; including, but without limiting the generality of the foregoing, the acquisition and operation of terminals, storage facilities, and means of transport for the business of dealing in molasses and related by-products.

          (2) To make, manufacture, produce, prepare, process, purchase or otherwise acquire, and to hold, own, use, sell, import, export, dispose of or otherwise trade or deal in and with, machines, machinery, appliances, apparatus, goods, wares, products and merchandise of every kind, nature and description; and in general, to engage or participate in any manufacturing or other business of any kind or character whatsoever, whether or not related to, conducive to, incidental to or in any way connected with the above business, To carry on any one or more agricultural, manufacturing, mercantile or commercial business.

To engage in research, exploration, laboratory and development work relating to any material, substance, compound or mixture now known or which may hereafter be known, discovered, or developed, and to perfect, develop, manufacture, use, apply and generally to deal in and with any such material, substance, compound or mixture.

(5) To adopt, apply for, obtain, register, purchase, lease, take licensee in respect of or otherwise acquire, and to maintain, protect, hold, use, own, exercise, develop, manufacture under, operate and introduce, and to sell and grant licenses or other rights in respect or, assign or otherwise dispose of, turn to account, or in any manner deal with and contract with reference to, any trade-marks, trade names, patents, patent rights, concessions, franchises, designs, copyrights and distinctive marks and rights analogous thereto, and inventions, devices, processes, recipes, formulae and improvement and modifications thereof.

   (6) To purchase, lease or otherwise acquire, to hold, own, sue, develop, maintain, manage and operate, and to sell, transfer, lease, assign, convey, exchange or otherwise turn to account or dispose of, and otherwise deal in and with such real property, wherever located, as may be necessary or convenient in connection with the business of the Corporation, and personal property, tangible or intangible, without limitation,

   (7) To purchase, lease, construct or otherwise acquire, and to hold, own, use, maintain, manage and operate buildings, factories, wharves, docks, warehouses, plants, laboratories, installations, equipment, machinery, pipelines, rolling stocks, shipping and transportation instrumentalities, and other structures, facilities and apparatus of every kind and description, used or useful in the conduct of the business of the Corporation.

   (8) To purchase or otherwise acquire, and to hold, pledge, seal, exchange, or otherwise dispose of securities (which term, for the purpose of this Article THIRD, shall include any shares of stock, shares of beneficial interest, bonds, debentures, notes, mortgages or other obligations and any certificates, receipts or other instruments representing rights to receive, purchase or subscribe for the same, or representing any other rights or interests therein or in any property or assets) created or issued by any person, firm, association, trust, business trust, corporation or governmental body, and while the holder thereof to exercise all the rights, powers and privileges in respect thereof, including the right to execute consents end to vote, to the same extent as a natural person might or could do,

(9) To enter into, make, perform and carry out contracts of every kind and description with any person, firm, association, trust, business trust, corporation or governmental body; and to guarantee the contracts or obligations, and the payment of interest or dividends on securities of any other person, firm, association, trust, business trust, corporation or governmental body,

(10)To lend its uninvested funds from time to time to such extent, to such person, firms, associations, trusts, business trusts, corporations or governments or Subdivisions, agencies or instrumentalities thereof, and on such terms and on such security, if any, as the Board of Directors of the Corporation may determine.

     (11) To borrow money for any of the purposes of the Corporation, from time to time, and without limit as to amount; from time to time to issue and sell its own securities in such amounts, on such terms and conditions, for such purposes and for such consideration, as may now be or hereafter shall be permitted by any applicable laws; and to secure the sane by mortgage upon, or the pledge of, or the conveyance or assignment in trust of, the whole or any part of the properties, assets, business and good will of the Corporation, then owned or thereafter acquired,

  (12) To acquire and undertake all or any part of the business assets and liabilities or any person, firm, association, trust, business trust, or corporation on such terms and conditions as may be agreed upon, and to pay for the same in cash, property or securities of the Corporation, or otherwise, and to conduct the whole or any part of any business thus acquired, subject only to the provisions of any applicable laws,

  (13) To merge into, merge into itself or consolidate with, and to enter into agreements and cooperative relations with any person, firm, association, trust, business trust, or corporation,

  (14) To purchase, or otherwise acquire and to hold, cancel, reissue, sell, exchange, transfer or otherwise deal in its own securities from time to time to such extent and upon such terms as shall be permitted by any applicable laws; provided, however, that shares of its own capital stock so purchased or held shall not be directly or indirectly voted, nor shall they be entitled to dividends during such period or periods as they shall be held by the Corporation.

  (15) To such extent as a corporation organized under the laws of the State of Delaware may now or hereafter lawfully do, to do, either as principal or agent and either alone or through subsidiaries or in connection with other persons, firms, associations or corporations, all and everything necessary, suitable, convenient or proper for, or in connection with, or incident to, the accomplishment of any of the purposes or the attainment of any one or more of the objects herein enumerated, or designed directly or indirectly to promote the interests of the Corporation or to enhance the value of its properties; and in general to do any and all things and exercise any and all powers, rights, and privileges which a corporation may now or hereafter be organized to do or to exercise under the laws of the State of Delaware.

(16) To do any of the above, have one or more offices, and carry on any of its operations or businesses, in any place whether within or without the United States,

       The foregoing provisions of this Article THIRD shall be construed both as purposes and powers and each as an independent purpose and power. The foregoing enumeration of specific purposes and powers shall not be held to limit or restrict in any manner the purposes and powers of the Corporation, and the purposes and powers herein specified shall, except when otherwise provided in this Article THIRD, be in no wise limited or restricted by reference to, or inference from the terms of any provision of this or any other Article of this Certificate of Incorporation.

   The Corporation is to be carried on for pecuniary profit.

      FOURTH. The total number of shares of Common Stock which the Corporation shall have authority to issue is Five Million (5,000,000) shares and the par value of each such share is One Dollar ($1.00) amounting in the aggregate to Five Million Dollars ($5,000,000). All voting rights shall be vested in the holders of the Common Stock. Each share of Common Stock shall entitle the holder thereof to one vote.

        No holder of any stock of the Corporation shall, as such holder, have any preemptive right in, or to subscribe for, any additional shares of stock of any class whatsoever, or in or to subscribe for securities convertible into stock of any class whatsoever; but any such shares of stock or securities convertible into stock may be issued and disposed of by resolution of the Board of Directors to such persons, firms, corporations or associations1 and upon such terms, as may be deemed advisable by the Board of Directors.

        FIFTH: The minimum amount of capital with which the Corporation will commence business is One Thousand Dollars
($1,000).


        SIXTH:  The names and places of residence of the
        incorporators are as follows:
                 NAMES         RESIDENCES

           B.   A. PenningWilmington, Delaware
           C.   A. Wolfe       Wilmington, Delaware
           A.   D. Stoddard    Wilmington, Delaware



        SEVENTH. The Corporation is to have perpetual existence.

        EIGHTH. The private property or the stockholders shall not be subject to the payment of corporate debts to any extent whatever.

        NINTH. For the management of the business and for the conduct of the affairs of the Corporation and in further creation, definition, limitation and regulation of the powers or the Corporation and of its directors and stockholders, it is further provided:

          (1)The number of directors of the Corporation shall be fixed by, or in the manner provided in, the By--laws, but in no case shall the number be less than three, except that, if all the shares of the Corporation are owned beneficially and of record by either one or two stockholders, the number of directors may be less than three but not less than the number of stockholders. The directors need not be stockholders, Election of directors need not be by ballot unless the By--laws so require. Meetings of the Board of Directors may be held at such place or places within or without the State of Delaware as shall be specified in the respective notices thereof or in the respective waivers of notice thereof signed by all the directors of the Corporation at the time in office.

         (2) In furtherance and not in limitation of the powers conferred by the laws of the State of Delaware, and subject at all times to the provisions thereof, the Board of Directors is expressly authorized and empowered:

             (a)  To make, alter and repeal the By-laws of the Corporation.

             (b) To determine, from time to time, whe ther and to what extent and at what times and places and under what conditions and regulations the accounts and books and documents of the Corporation (other than the stock ledger), or any of them, shall be open to inspection by the stockholders; and no stockholder shall have any right to inspect any account or bock or document of the Corporation, except as conferred by the laws of the State of Delaware, or the By-laws, unless and until duly authorized to do so by resolution of the Board of Directors.

             (c) To authorize and issue obligations of the Corporation, secured or unsecured, to include therein such provisions as to redeemability, convertibility or otherwise, as the Board of Directors in its sole discretion may determine, and to authorize the mortgaging or pledging of, and to authorize and cause to be executed mortgages and liens upon, any property of the Corporation, real or personal, including after-acquired property.

             (d) To determine whether any, and, if any, what part, of the net profits of the Corporation or of its net assets in excess of its capital shall be declared in dividends and paid to the stockholders, and to direct and determine the use and disposition thereof,

             (e) To set apart a reserve or reserves, and to abolish any such reserve or reserves, or to make such other provisions, if any, as the Board of Directors may deem necessary or advisable for working capital, for additions, improvements and betterments to plant and equipment, for expansion or the business or the Corporation (including the acquisition of real and personal property for that purpose) and for any other purpose of the Corporation,

             (f) To establish bonus, profit-sharing. pension, thrift, and other types of incentive, compensation or retirement plans for the officers and employees (including officers and employees who are also directors) of the Corporation and to fix the amounts of profits to be distributed or shared or contributed and the amounts of the Corporation's funds otherwise to be devoted thereto and to determine the persons to participate in any such plans and the amounts of their respective participations. (g) To issue, or grant options for the purchase of, shares of stock of the Corporation to officers and employees (including officers and employees who are also directors) of the Corporation and its subsidiaries for such consideration and on such terms and conditions as the Board of Directors may from time to time determine,

             (h) To enter into contracts for the management of the business of the Corporation for terms not exceeding three years.

             (i) By resolution or resolutions passed by a majority of the whole Board, to designate, one or more committees, each committee to consist of two or more of the directors of the Corporation, which to the extent provided in such resolution or resolutions or in the By-laws, shall have and may exercise the powers of the Board of Directors (other than the power to remove or elect officers) in the management of the business and affairs of the Corporation and may have the power to authorize the seal of the Corporation to be affixed to all papers which may require it, such committee or committees to have such name or names as may be stated in the By-laws or as may be determined from time to time by resolution adopted by the Board of Directors.

             (j) To exercise all the powers of the Corporation, except such as are conferred by law, or by this Certificate of Incorporation or by the By--laws of the Corporation, upon the stock holders. '

     (3) Any one or all of the directors may be removed, with or without cause, at any time, by either (a) the vote of the holders of a majority of the stock of the Corporation issued and outstanding and entitled to vote and present in person or by proxy at any meeting of the stockholders called for the purpose, or
(b) an instrument or instruments in writing addressed to the Board of Directors directing such removal and signed by the holders of a majority of the stock of the Corporation issued and outstanding and entitled to vote; and thereupon the term of each such director who shall be so removed shall terminate.

     (4) No contract or other transaction between the Corporation and any other corporation, whether or not such other corporation is related to the Corporation through the direct or indirect ownership by such other corporation of (pound) majority of the shares of the capital stock of the Corporation or by the Corporation or a majority or the shares of the capital stock of such other corporation, and no other act of the Corporation in the absence of fraud, in any way be effected or invalidated by the fact that any of the directors of the Corporation are pecuniarily or otherwise interested in, or are directors or officers of, such other corporation or by the fact that such other corporation is so related to the Corporation. Any director of the Corporation individually, or any firm or association of which any director may be a member, may be a party to, or may be pecuniarily or otherwise interested in, any contract or transaction of the Corporation, provided that the fact that he individually or such firm or association is so interested shall be disclosed or shall have been known to the Board of Directors or a majority of such members thereof as shall be present at any meeting of the Board of Directors at which action upon any such contract or transaction shall be taken. My director of the Corporation who is also a director or officer of such other corporation or who is so interested may be counted in determining the existence of a quorum at any meeting of the Board of Directors which shall authorize any such contract or transaction and may vote thereat to authorize any such contract or transaction, with like force and effect as if he were not such director or officer of such other corporation or not so interested.

     (5) Each director and officer or the Corporation (and each director or officer of any other corporation serving as such at the request of the Corporation because of the Corporation's interest in such other corporation), whether or not then in office, shall be indemnified by the Corporation against all costs and expenses reasonably incurred by or imposed upon him in connection with or arising out of any action, suit or proceeding in which he may be involved or to which he may be made a party by reason of his being or having been a director or officer of the Corporation or of such other corporation, except in relation to matters as to which he shall be finally adjudged in any such action, suit or proceeding to be liable for negligence or misconduct in the performance of his duty as such director or officer, In case of settlement of any such action, suit or proceeding, such director or officer shall be indemnified by the Corporation against the cost and expense of such settlement (including any amount paid to the Corporation or to such other corporation) reasonably incurred by him, after, and only after (a) the Corporation shall have been advised by independent counsel that such director or officer is not liable for negligence or misconduct in the performance of his duty as such director or officer in relation to the matters covered by such action, suit or proceeding, and that such cost and expense does not substantially exceed the expense which might reasonably be incurred by such director or officer in conducting such action, suit or proceeding to a final conclusion, or (b) the holders of a majority of the shares of the capital stock of the Corporation issued and outstanding in the hands of disinterested persons and entitled to vote shall by vote at any annual meeting of the stockholders, or at any special meeting called for the purpose, approve such settlement and the indemnification of such director or officer of the cost and expense thereof, The phrase "disinterested persons" as used herein shall mean any person other than (i) a director or officer who, at the time, is or may, as such director or officer, be entitled to indemnification pursuant to the foregoing provisions, (ii) any corporation or organization of which any such person owns of record or beneficially five per cent (5%) or more of the voting stock, (iii) any firm or association of which any such person is a member, and
(iv) any spouse, child, parent, brother or sister of any such stockholder,

The foregoing rights of indemnification shall apply to the heirs, executors and administrator. of any such director or officer of the Corporation or of any other such corporation, and shall not be exclusive of any other rights to which any director or officer (or his heirs, executors or administrators) may be entitled under any provision of the By-laws of the Corporation, any agreement or any vote of the stockholders or as a matter of law, or otherwise,

     TENTH. Meetings of stockholders may be held outside the State of Delaware, if the By-laws so provide.

     ELEVENTH. The Corporation reserves the right to amend, alter or repeal any of the provisions of this Certificate or Incorporation and to add other provisions authorized by the laws of the State of Delaware at the time in force in the manner and at the time prescribed by said laws, and all rights, powers and privileges at any time conferred upon the Board of Directors and the stockholders are granted subject to the provisions of this Article.

     WE, THE UNDERSIGNED, being each of the incorporators hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, do make this certificate, hereby declaring and certifying that the facts herein stated are true, and accord ingly have hereunto set our hands and seals this 19th day of March A.D. 1963.

                                               /s/ B. A. Pennington
                                               --------------------
                                               /s/
                                               --------------------
                                               /s/ A.D. Stoddard
                                               -----------------












             STATE OF DELAWARE   )
             COUNTY OF NEW CASTLE )    SS:

                    BE IT REMEMBERED that on this 19th day of March, A.D. 1963 , personally came before me, a Notary Public for the State of Delaware, B. A. Pennington, C. A. Wolfe and A. D. Stoddard, all of the parties to the foregoing Certificate of Incorporation, known to me personally to be such, and severally acknowledged the said Certificate to be the act and deed of the signers respectively and that the facts therein stated are truly set forth.

             GIVEN under my hand and seal of office the day and year aforesaid,


                                         /s/ M. Ruth Mannering
                                         ---------------------
                                         Notary Public

                         STATE OF DELAWARE
                         OFFICE OF THE SECRETARY OF STATE





                                                         PAGE 1






I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF "SOUTHWESTERN SUGAR AND MOLASSES COMPANY", FILED IN THIS OFFICE ON THE TENTH DAY OF DECEMBER, A.D. 1964, AT 10 O'CLOCK A.M.


                                          /s/ Edward J. Freel
                                          -------------------
                                          Edward J. Freel, Secretary of State






0595502 8100

981190864

9088390 05-19-98

                            CERTIFICATE OF AMENDMENT

                                       OF

                          CERTIFICATE OP INCORPORATION


SOUTHWESTERN SUGAR AND MOLASSES COMPANY, a corporation organized and existing under and by virtue of the General Corporation law of the State of Delaware, DOES HEREBY CERTIFY.

FIRST: That the Board of Directors of said corporation by the unanimous written consent of its members, riled with the minutes of the board, adopted a resolution proposing arid declaring advisable the following amendment to the Certificate of Incorporation of said corporation:

      RESOLVED, that the Certificate of Incorporation of this corporation be amended by changing the Article thereof numbered "FOURTH" so that as amended, said Article shall be and read as follows:

      "FOURTH: The total number of shares of Common Stock which the corporation shall have authority to issue is Five Thousand (5,000) shares and the par value of each such share is One Thousand Dollars ($1,000.00) amounting in the aggregate to Five Million Dollars ($5,000,000). All voting rights shall be vested in the holders of the Common Stock. Each share of Common Stock shall entitle the holder thereof to one vote.


      No holder of any stock of the corporation shall, as such holder, have any preemptive right in, or to subscribe for, any additional shares of stock of any class whatsoever, or in or to subscribe for securities convertible into stock of any class whatsoever; but any such shares of stock or securities convertible into stock may be issued and disposed of by resolution of the Board of Directors to such persons, firms, corporations or associations, and upon such terms, as may be deemed advisable by the Board of Directors."

SECOND: That the said amendment has been consented to and authorized by the holders of all the Issued and outstanding stock, entitled to vote, by a written consent given in accordance with the provisions of Section 228 of The

General Corporation Law of Delaware, and filed with the corporation.

THIRD: That the aforesaid amendment was duly adopted in accordance with the applicable provisions of Sections 242 and 228 of The General Corporation Law of Delaware

FOURTH: That the capital of said corporation will not be reduced under or by reason off said amendment,

IN WITNESS WHEREOF, said SOUTHWESTERN SUGAR AND MOLASSES COMPANY has caused its corporate seal to be hereunto affixed and this certificate to be signed by JOSEPH COHEN its Vice President, and MARVIN S. BOYER, its Secretary, this 7th day of December, 1964.

                                                     SOUTHWESTERN SUGAR AND
                                                     MOLASSESS COMPANY

                                                     By: /s/ Joseph Cohen
                                                         ----------------
                                                          Vice President

                                                     By:   /s/ Marvin  S. Boyer
                                                           --------------------
                                                            Secretary

STATE OP PENNSYLVANIA
                             SS
COUNTY OP PHILADELPHIA



BE IT REMEMBERED that on this 7th day of December A.D. 1964, personally came before me, Marie L. Harrer, a Notary Public in and for the County and State aforesaid, JOSEPH COHEN, Vice President, SOUTHWESTERN SUGAR AND MOLASSES COMPANY, a corporation of the State of Delaware, the corporation described in and which executed the forego ing certificate, known to me personally to be such, and he, the said JOSEPH COHEN, as such Vice President, duly executed said certificate before me and acknowledged the said certificate to be his act and deed and the act and deed of said corporation; that the signatures of the said President and of the Secretary of said corporation to said foregoing certificate are in the handwriting of the said President and and of the Secretary of said corporation respectively, and that the seal affixed to said certificate is the common or corporate seal of said corporation.

IN WITNESS WHEREOF, I have hereunto set my band and seal of office the day and year aforesaid.

                               /s/
                               ---
                               Notary Public

SECRETARY OF STATE

                                                                    PAGE    1


    I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF

DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT

COPY OF THE CERTIFICATE OF AMENDMENT OF "SOUTHWESTERN SUGAR AND

MOLASSES COMPANY", CHANGING ITS NAME FROM "SOUTHWESTERN SUGAR

AND MOLASSES COMPANY" TO "INTERMOL LIMITED", FILED IN THIS

OFFICE ON THE THIRTIETH DAY OF MARCH, A.D. 1970, AT 10 O'CLOCK

A.M.


                             /s/ Edward J. Freel
                             -------------------
                             Edward J. Freel, Secretary of State

                            CERTIFICATE OF AMENDMENT

                                       0F

                          CERTIFICATE OF INCORPORATION




                     SOUTHWESTERN SUGAR AND MOLASSES COMPANY, a
CORPORATION organized and existing under and by virtue of the General Corporation Law of the State at Delaware, DOES HEREBY CERTIFY

     FIRST: That the Board of Directors of said corporation, by the unanimous written consent of its members filed with the minutes of the board adopted a resolution proposing and declaring advisable the following amendment to the Certificate of Incorporation of said corporation:

     RESOLVED, that the Certificate of Incorporation SOUTHWESTERN SUGAR AND MOLASSES COMPANY be amended by changing the Article thereof numbered so that, as amended, said Article shall be and read as follows:

     "FIRST: The name of the corporation is INTERMOL LIMITED."

     SECOND: That in lieu of a meeting and vote of Stockholders, the stockholders have given unanimous written consent to said amendment in accordance with the provisions of section 228 of The General Corporation Law of the State of Delaware

     THIRD: That the aforesaid amendment was duly adopted in accordance with the applicable provisions of Sections 242 and 228 of The General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, said SOUTHWESTERN SUGAR AND MOLASSES COMPANY has caused its corporate seal to be hereunto affixed and this certificate to be signed be

     Joseph Cohen, its Vice President and attested by Marvin S. Boyer, its Secretary this 18th day of March, 1970.


                                         SOUTHWESTERN SUGAR AND MOLASSES COMPANY

                                         By:  /s/ Joseph Cohen
                                               ----------------
                                              Joseph Cohen - Vice-President


ATTEST:
By:  /s/ Marvn S. Boyer
     ------------------
    Marvin S. Boyer - Secretary

STATE OF PENNSYLVANIA
COUNTY OF MONTGOMERY         SS:


BE IT REMEMBERED that on this 18th day of March 1970, personally came before me, a Notary Public in and for the County and State aforesaid, Joseph Cohen Vice President of SOUTHWESTERN SUGAR AND MOLASSES COMPANY, a corporation of the State of Delaware, and he duly executed said certificate before me and acknowledged the said certificate to be his act and deed and the act and deed of said corporation and the facts stated therein are true; and that the seal affixed to said certificate and attested by the Secretary of said corporation is the Common or corporate seal of said corporation,

IN WITNESS WHEREOF, I have hereunto set my hand and seal of office the day and year aforesaid.

                               /s/
                               ----
                               Notary Public

STATE OF DELAWARE

OFFICE OF THE SECRETARY OF STATE




                                                                      PAGE 1

             I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF

             DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT

             COPY OF THE CERTIFICATE OF AMENDMENT OF "INTERMOL LIMITED",

             CHANGING ITS NAME FROM "INTERMOL LIMITED" TO "NAMOLCO MINERALS,

             INC.", FILED IN THIS OFFICE ON THE NINETEENTH DAY OF FEBRUARY,

             A.D. 1976, AT 10 O'CLOCK A.M.



                                          /s/ Edward J. Freel
                                          -------------------
                                          Edward J. Freel, Secretary of State

                            CERTIFICATE OF AMENDMENT
                                       OF
                               CERTIFICATE OF INCORPORATION


             INTERMOL LIMITED, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HERESY CERTIFY.

       FIRST:      That the Board of Directors of said corporation, by the
unanimous written consent of its members, Filed with the minutes of the board, adopted a resolution proposing and declaring advisable the following amendment to the Certificate of Incorporation of said corporation:

RESOLVED, that the certificate of Incorporation of INTERMOL LIMITED be amended by changing the Article thereof numbered "FIRM' SO that, as amended, said Article shall be and read as follows

"FIRST:  The name of the corporation is NAMOLCO MINERALS, INC."


       SECOND:     That in lieu of a meeting and vote of stock holders, the
stockholders have given unanimous written consent to said amendment in accordance with the provisions of section 228 of The General Corporation Law of the State of Delaware.

       THIRD: That the aforesaid amendment was duly adopted in accordance with the applicable provisions of Sections 242 and 228 of The General Corporation Law of the State of Delaware.

       IN WITNESS WHEREOF, said INTERMOL LIMITED has caused this certificate to be signed by Arnold B. Polcari, its Executive Vice
President and attested by Marvin S. Boyer, its Secretary this 28th day of January 1976.

                                                   INTERMOL LIMITED

                                                   By: /s/ Arnold B. Polcari
                                                       ---------------------
                                                        Arnold B. Polcari
                                                        Executive Vice President

STATE OF DELAWARE
OFFICE OF THE SECRETARY OF STATE
                                                                   PAGE 1


    I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF OWNERSHIP, WHICH MERGES:

    WITH AND INTO "NAMOLCO MINERALS, INC." UNDER THE NAME OF "NAMOLCO MINERALS, INC.", A CORPORATION ORGANIZED AND EXISTING UNDER THE LAWS OF THE STATE OF DELAWARE, AS RECEIVED AND FILED IN THIS OFFICE THE TWENTY-SIXTH DAY OF DECEMBER, A.D. 1978, AT 10 O'CLOCK A.M.


                                             /s/ Edward J. Freel
                                             -------------------
                                             Edward J. Freel, Secretary of State

                       Certificate OF OWNERSHIP AND MERGER

                                     MERGING

                        BONEWITZ LABORATORY & SUPPLY CO.,

                   KING CASTLE, INC. AND LADORA MINERAL, INC.
                                      INTO

                             NAMOLCO MINERALS, INC.


             NAMOLCO MINERALS, INC., a corporation organized and existing under the laws of the State of Delaware,

             DOES HEREBY CERTIFY:

             FIRST:That this corporation was incorporated on the 19th day of March, 1963, pursuant to the General Corporation Law of the State of Delaware.

             SECOND: That this corporation owns all of the outstanding shares of the stock of each of the following corporations: Bonewitz Laboratory & Supply Co., a corporation incorporated on the 1st day of August, 1964, pursuant to the Iowa Business Corporation Act; King Castle, Inc., a corporation incorporated on the 1st day of January, 1956, pursuant to the Iowa Business Corporation Act and Ladora Mineral, Inc., a corporation incor porated on the 25th day of June, 1949, pursuant to the Iowa Business Corporation Act.

               THIRD: That this corporation, by the following resolutions of it's Board of Directors, duly adopted by the unanimous written consent of its members, filed with the minutes of the board on the 21 day of December, 1978, determined to and did merge into itself said Bonewitz Laboratory & Supply Co., King Castle, Inc. and Ladora Mineral, Inc.:

               RESOLVED, That Namolco Minerals, Inc. merge, and it hereby does merge into itself Bonewitz Laboratory & Supply Co., King Castle, Inc. and Ladora Mineral, Inc, and assumes all of the obligations of said corporations; and

               FURTHER RESOLVED, That the merger shall become effective as of the close of business on December 31, 1978; and

               FURTHER RESOLVED, That the proper officers of this corporation be and they hereby are directed to make and execute a Certificate of Ownership and Merger setting forth a copy of the resolutions to merge Bonewitz Laboratory & Supply Co., King Castle, Inc. and Ladora Mineral, Inc., and assume their liabilities and obligations, and the date of adoption thereof, and to cause the same to be filed with the Secretary of State and a certified copy recorded in the office of the Recorder of Deeds of New Castle County and to do all acts and things whatsoever, whether within or without the State of Delaware, which may be in anywise necessary or proper to effect said merger.

          FOURTH: Anything herein or elsewhere to the contrary notwithstanding this merger may be terminated and abandoned by the board of directors of Namolco Minerals, Inc. at any time prior to the date of filing the merger with the Secretary of State,

          IN WITNESS WHEREOF, said Namolco Minerals, Inc. has caused this certificate to be signed by Wouter Nicolai, its Vice President and attested by John P. Merryman, its Assistant Secretary, this 21st day of December, 1978.



                             NAMOLCO MINERALS, INC.



                             By: /s/
                                 ---
                             Vice President


ATTEST:
By:  /s/
     ---
     Assistant Secretary

STATE OF DELAWARE
OFFICE OF THE SECRETARY OF STATE
                                                                   PAGE 1


         I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF

            DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND
            CORRECT

            COPY OF THE CERTIFICATE OF AMENDMENT OF "NAMOLCO MINERALS,

            INC.", CHANGING ITS NAME FROM "NAMOLCO MINERALS, INC." TO

            "PRINCE AGRIPRODUCTS, INC.", FILED IN THIS OFFICE ON THE

            TWENTY-FIFTH DAY OF FEBRUARY, A.D. 1981, AT 10 O'CLOCK A.M.



                                    /s/ Edward J. Freel
                                    Edward J. Freel, Secretary of
                                    State

                            CERTIFICATE OF AMENDMENT

                                       OF

                          CERTIFICATE OF INCORPORATION

                                       OF

                             NAMOLCO MINERALS, INC.



                 Namolco Minerals, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:

                 FIRST: That the Board of Directors of said corporation, by the unanimous written consent of its members, filed with the minutes of the board, adopted a resolution proposing and declaring advisable the following amendment to the Certificate of Incorporation of said corporation:

                 "RESOLVED, that the Certificate of Incorporation of this
             corporation be amended by changing Article number "FIRST" so that, as amended, the same shall be and read as follows:

                 FIRST The name of the corporation is PRINCE ACRIPRODUCTS, INC."

                 SECOND:That in lieu of a meeting and vote of stockholders, the stockholders have given unanimous written consent to said amendment in accordance with the provisions of Section 228 of the General Corporation Law of the State of Delaware.

                 THIRD: That the aforesaid amendment was duly adopted in accordance with the applicable provisions of Sections 242 and 228 of the General Corporation Law of the State of Delaware.

                    IN WITNESS WHEREOF, said Nanolco Minerals, Inc. has caused this certificate to be signed by Morris Bock, its Senior Vice President, and attested by Marvin S. Sussman, its Secretary, this 13th day of February, 1981.

                                          NAMOLCO MINERALS, INC.

                                          BY: /s/
                                              ---

                                          Senior Vice President

ATTESTED TO:

By: /s/
    ---
Secretary